Exhibit 23.4

[Letterhead of Gustavson Associates, LLC]

CONSENT OF GUSTAVSON ASSOCIATES, LLC

The undersigned, Gustavson Associates, LLC, hereby states as follows:

Gustavson Associates, LLC assisted with the preparation of the “Preliminary Assessment, Awak Mas Gold Project, Sulawesi, Indonesia”, dated January 16, 2008 (the “Technical Report”) (the “Technical Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”).

Gustavson Associates, LLC hereby consents to the Summary Material in the Form 10-K and to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-132975 and 333-158633), and in the related Prospectuses, in the Company’s Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) and in the Registration Statement on Form S-3 of the Company, dated March 14, 2011, and in the related Prospectus, of the Summary Material concerning the Technical Report, including the reference to Gustavson Associates, LLC included with such information, as set forth above in the Form 10-K.

By: /s/ William J. Crowl, R.G. /s/
Name: William J. Crowl, R.G.
Title: Vice President, Mining Sector
Date: March 14, 2011